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                                                               Exhibit 11

                     CLEAN HARBORS, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
          FOR THE THIRD QUARTER ENDED MARCH 31, 1997 & MARCH 31, 1996
                                (in thousands)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                       ----------------------
                                                         1997           1996
                                                       -------        -------
Net loss                                               $(1,983)       $(1,642)
   Less preferred dividends accrued                        112            112
                                                       -------        -------
Adjusted net loss                                       (2,095)        (1,754)
                                                       =======        =======
Loss per common and common equivalent share:

   Weighted average number of
      shares outstanding                                 9,817          9,560

   Incremental shares for stock options
      under treasury stock method                           --             --
                                                       -------        -------
   Weighted average number of common and
      common equivalent shares outstanding               9,817          9,560
                                                       =======        =======
   Net loss per common and common equivalent share     $  (.21)       $  (.18)
                                                       =======        =======

Loss per common and common equivalent
   share - assuming full dilution:

   Weighted average number of
      shares outstanding                                 9,817          9,560

   Incremental shares for stock options
      under treasury stock method                           --             --
                                                       -------        -------
   Weighted average number of common
      and common equivalent shares
      outstanding - assuming full dilution               9,817          9,560
                                                       =======        =======
   Net loss per common and common equivalent
      share - assuming full dilution                   $  (.21)       $  (.18)
                                                       =======        =======
